Exhibit 99.1

News Release

IHS Markit Contacts:

Dan Wilinsky	Eric Boyer
Media Relations	Investor Relations
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihsmarkit.com	eric.boyer@ihsmarkit.com

IHS Markit Ltd. Announces Closing of Senior Notes Offering

LONDON (July 13, 2017) – IHS Markit Ltd. (Nasdaq: INFO), a world leader in critical information, analytics and solutions, today announced the closing of its previously announced offering of an additional $300 million in aggregate principal amount of its 4.75 percent Senior Notes due 2025 (the “additional notes”) in a private placement transaction pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

IHS Markit has previously issued $500 million aggregate principal amount of its 4.75 percent Senior Notes due 2025 (the “existing notes”) under an indenture, dated February 9, 2017 among IHS Markit, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. The additional notes will have identical terms to the existing notes other than their date of issue and their initial price to the public and will be treated as a single series under the indenture and be fungible with, and have the same CUSIP/ISIN numbers as, the existing notes for U.S. federal income tax purposes, except that the additional notes sold pursuant to Regulation S under the Securities Act will initially be subject to restrictions on transfer and will initially trade separately under different CUSIP/ISIN numbers until at least 40 days after the issue date of the additional notes. After the 40th day following such date, certain transfer restrictions with respect to the additional notes sold pursuant to Regulation S under the Securities Act will terminate and such additional notes will become fungible with, and will be mandatorily exchanged to have the same CUSIP/ISIN numbers as, the existing notes sold pursuant to Regulation S under the Securities Act.

IHS Markit intends to use the net proceeds from this offering for working capital and other general corporate purposes, which may include repayment of indebtedness or share repurchases pursuant to its previously announced share repurchase authorization.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The additional notes were offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the U.S. Securities Act of 1933, as amended, and to non-U.S. persons in offshore transactions outside the United States in accordance with Regulation S under the Securities Act. The additional notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

This news release has not been approved by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000 (as amended). Accordingly, this document is only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) or high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as “Relevant Persons”). Any investment or investment activity to which this news release relates is available only to and will be engaged in only with Relevant Persons. Persons who are not Relevant Persons should not take any action based upon this news release and should not rely on it.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” the negative of these terms, and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described in IHS Markit’s filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement made by us in this release speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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About IHS Markit

IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 key business and government customers, including 85 percent of the Fortune Global 500 and the world’s leading financial institutions. Headquartered in London, IHS Markit is committed to sustainable, profitable growth.

IHS Markit is a registered trademark of IHS Markit Ltd. and/or its affiliates. All other company and product names may be trademarks of their respective owners © 2017 IHS Markit Ltd. All rights reserved.